EXHIBIT 99.1

DESCRIPTION OF CAPITAL STOCK

General

The following summary of the material features of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our certificate of incorporation, as amended from time to time (“Certificate of Incorporation”), our bylaws, as amended from time to time (“Bylaws”), and other applicable law.

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of 140,000,000 shares of common stock, $0.001 par value per share, and 65,000,000 shares of preferred stock, $0.001 par value per share. As of February 16, 2026, there were 66,359,776 shares of common stock and no shares of preferred stock issued and outstanding. The following description of our capital stock does not purport to be complete and should be reviewed in conjunction with our Certificate of Incorporation and our Bylaws.

Common Stock

Dividends - Subject to provisions of the General Corporation Law of the State of Delaware in Delaware Code, Title 8, Chapter 1 ("DGCL") and to the rights of holders of any series of our preferred stock (if any), dividends are paid on our common stock when and as declared by our Board of Directors ("Board").

Voting rights - Each holder of shares of our common stock is entitled to one vote per share on all matters submitted to a vote of our common stockholders. Holders of our common stock are not entitled to cumulative voting rights.

Liquidation - If we are liquidated, holders of our common stock are entitled to receive all remaining assets available for distribution to stockholders after satisfaction of our liabilities and the preferential rights of any of our preferred stock that may be outstanding at that time.

Preemptive rights - The holders of our common stock do not have any preemptive, conversion or redemption rights by virtue of their ownership of the common stock.

Listing - Our common stock is listed on the NASDAQ Global Market and trades under the symbol “AMTX.”

Transfer Agent And Registrar - The Transfer Agent and Registrar for our common stock is Equiniti.

Preferred Stock

Our Certificate of Incorporation authorizes our Board to issue shares of preferred stock in one or more classes or series within a class upon authority of the Board without further stockholder approval. Shares of our preferred stock may be issued in one or more series, and our Board is authorized to determine the designation and to fix the number of shares of each series. Any preferred stock issued in the future may rank senior to common stock with respect to the payment of dividends or amounts upon our liquidation, dissolution or winding up. In addition, any such shares of preferred stock may have class or series voting rights. Moreover, under certain circumstances, the issuance of preferred stock or the existence of the unissued preferred stock might tend to discourage or render more difficult a merger or other change in control. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, us or a majority of our outstanding voting stock.

Prior to the issuance of shares of a series of preferred stock, our Board will adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation will fix for each series the designation and number of shares and the rights, preferences, privileges and restrictions of the shares including, but not limited to, the following:

● voting rights, if any, of the preferred stock
● any rights and terms of redemption
● the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock
● whether dividends are cumulative or non-cumulative, and if cumulative, the date from which dividends on the preferred stock will accumulate
● the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs

●  the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, another series of preferred stock, or any other class of securities being registered hereby, including the conversion price (or manner of calculation) and conversion period

● the provision for redemption, if applicable, of the preferred stock
● the provisions for a sinking fund, if any, for the preferred stock
● liquidation preferences

●  any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs

● any other specific terms, preferences, rights, limitations or restrictions of the preferred stock

In addition to the terms listed above, we will set forth in a prospectus supplement, information incorporated by reference, or related free writing prospectus the following terms relating to the class or series of preferred stock being offered:

● the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock
● the procedures for any auction and remarketing, if any, for the preferred stock
● any listing of the preferred stock on any securities exchange
● a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock

Anti-Takeover Provisions

Certain provisions of Delaware law, our Certificate of Incorporation, and our Bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of the Company.

Anti-Takeover Statute

Our Certificate of Incorporation provides that we are not governed by Section 203 of the DGCL, which, in the absence of such provisions, would have imposed additional requirements regarding mergers and other business combinations. However, our Certificate of Incorporation includes a provision that restricts us from engaging in any business combination with an interested stockholder (which includes a person owning 15% or more of our outstanding voting stock) for three years following the date that person becomes an interested stockholder. These restrictions do not apply if, among other things, our Board approves the business combination or the transaction that resulted in the stockholder becoming an interested stockholder prior to that date or if the business combination is later approved by both our Board and the affirmative vote of at least 66 2/3% of our outstanding voting stock not owned by the interested stockholder.

Issuance of undesignated preferred stock

Our Board has the ability to designate and issue preferred stock with voting or other rights or preferences that could deter hostile takeovers or delay changes in our control or management.

Classified Board

Our Certificate of Incorporation provides for a classified board of directors consisting of three classes of directors. Directors of each class are chosen for three-year terms upon the expiration of their current terms and each year one class of our directors will be elected by our stockholders. Additionally, there is no cumulative voting in the election of directors. This classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our Board. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us, even though a stockholder might consider a tender offer or change in control to be in its best interests.

In addition, our Certificate of Incorporation and Bylaws provide that, subject to the terms of any series of preferred stock, directors may be removed only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of capital stock of the Company entitled to vote at an election of directors. Our Certificate of Incorporation and Bylaws also provide that subject to the terms of any series of preferred stock, any vacancy or newly created directorship in our Board, however occurring, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, and shall not be filled by the stockholders.

Ability of our Stockholders to Act

Our Certificate of Incorporation and Bylaws do not permit our stockholders to call special stockholders meetings; special stockholder meetings may only be called by the Board, the chairperson of the Board, or the Chief Executive Officer of the Company. Written notice of any special meeting so called shall be given to each stockholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of such meeting, unless otherwise required by law. No action shall be taken by the stockholders of the Company except at an annual or special meeting of stockholders called in accordance with our Certificate of Incorporation or Bylaws, and no action shall be taken by the stockholders by written consent; provided, however, that any action required or permitted to be taken by the holders of preferred stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of preferred stock.

Rights Plan

We have a stockholder rights plan (the “Rights Plan”) designed to preserve the value of certain tax assets primarily associated with our net operating losses (“NOLs”) and built in losses under Section 382. The use of such losses to offset federal income tax would be limited if we experience an “ownership change” under Section 382. This would occur if stockholders owning (or deemed under Section 382 to own) 5% or more of our stock by value increase their collective ownership of the aggregate amount of our stock by more than 50 percentage points over a defined period of time. While the Rights Plan is intended to protect our NOLs and built-in losses under Section 382, it may also have an “anti-takeover” effect of delaying or preventing beneficial takeover bids by third parties.